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                                                                   EXHIBIT 23.9




                          CONSENT OF PETER PARRINELLO


     The undersigned hereby consents to being named in this Registration Statement on Form S-1 as a person who is to become a director of OmniLynx Communications Corporation upon the closing of the offering to which this Registration Statement relates.



                                         /s/ Peter Parrinello
June 24, 1999                            --------------------------------
                                         Peter Parrinello